SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of M)C))
                              (Amendment No. __)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12


                        The Southern Africa Fund, Inc.
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               (Name of Registrant as Specified In Its Charter)

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                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /  No fee required
/ / Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:
            -------------------------------------------------------------------

            (2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

            (4) Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

            (5) Total fee paid:

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/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:

                  (2) Form, Schedule or Registration Statement No.:

                  (3) Filing Party:

                  (4) Date Filed:

                                                THE SOUTHERN AFRICA FUND, INC.

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1055 Washington Blvd, Third Floor, Stamford, Connecticut 06901
Toll Free (800) 915-6565

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                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                July [ ], 2003

To the Stockholders of The Southern Africa Fund, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), will be held at [ ], on July [ ], 2003 at [ ], Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated June [ ], 2003:

1. To elect one Director of the Fund to hold office for a term of three years and until his successor is duly elected and qualifies;

2. To approve the investment management agreement between the Fund and Investec Asset Management U.S. Limited, the investment manager of the Fund;

3. To approve a change to the Fund's fundamental investment policy with respect to industry concentration; and

4.   To transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on June [ ], 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund. Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed proxy card.

                                         By Order of the Board of Directors,


                                         Royce Brennan
                                         Secretary
Stamford, Connecticut
June [   ], 2003

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                            YOUR VOTE IS IMPORTANT

     Please indicate your voting instructions on the enclosed proxy card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your proxy promptly in order to save the Fund any additional expense of further proxy solicitation and in order for the Meeting to be held as scheduled.

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

                                PROXY STATEMENT

                        THE SOUTHERN AFRICA FUND, INC.

                    1055 Washington Boulevard, Third Floor
                          Stamford, Connecticut 06901
                              -------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                July [ ], 2003
                              -------------------


                                 INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting") to be held at [ ] on July [ ], 2003 at [ ], Eastern Time. The solicitation will be by mail and the cost will be borne by the Fund. The Notice of Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about June [ ], 2003.

          The Board of Directors has fixed the close of business on June [ ], 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof (the "Record Date"). The outstanding voting shares of the Fund as of the Record Date consisted of [ ] shares of common stock, each share being entitled to one vote. All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of one Director, for the approval of the investment management agreement (the "Management Agreement") with Investec Asset Management U.S. Limited (the "Adviser") and for the approval of the proposed change to the Fund's industry concentration policy. Any stockholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at 1055 Washington Boulevard, Third Floor, Stamford, Connecticut 06901, by signing another proxy of a later date or by personally voting at the Meeting.

          Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or may represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). The shares represented by abstentions or broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business. With respect to the election of Directors, which is a matter to be determined by a plurality of the votes cast, neither abstentions nor broker non-votes, not being votes cast, will have any effect on the outcome of the stockholder votes. With respect to the approval of the Management Agreement and the approval of the change to the Fund's industry concentration policy, each of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter. If any matter other than those mentioned above properly comes before the Meeting, the shares represented by proxies will be voted on all such proposals in the discretion of the person, or persons, holding the proxies.

          A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting. Whether or not a quorum is present at the Meeting, if sufficient votes in favor of the position recommended by the Board of Directors on any proposal described in the Proxy Statement are not timely received, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting for up to 120 days after the Record Date in order to permit further solicitation of proxies. The Meeting may be adjourned with respect to fewer than all of the proposals, and a stockholder vote may be taken on any one or more of the proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by the Board of Directors on a proposal will be voted against adjournment of the Meeting as to that proposal.

          The Fund will bear the cost of this Proxy Statement. The Fund has engaged Georgeson Shareholder Communications Inc. ("GSC"), 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. The Fund will pay GSC a fee of $[ ] for its services plus reimbursement of out-of-pocket expenses.


                                 PROPOSAL ONE

                             ELECTION OF DIRECTOR

          At the Meeting, one Director will be elected to serve for a term of three years and until his successor is duly elected and qualifies. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named in the accompanying proxy card to nominate and vote in favor of the election of the nominee listed below.

          Pursuant to the Charter and Amended and Restated Bylaws of the Fund, the Board of Directors is divided into three classes. The term of the member of Class Two will expire as of the Meeting, the terms of the members of Class Three will expire as of the annual meeting of stockholders for the year 2004, and the terms of the members of Class One will expire as of the annual meeting of stockholders for the year 2005. Upon expiration of the terms of the members of a class as set forth above, the terms of their successors in that class will continue until the third annual meeting of stockholders following the election of such Directors and until their successors are duly elected and qualify. Mr. Norman S. Bergel and Prof. Dennis Davis are currently the Directors constituting Class One; Mr. Peter G.A. Wrighton is currently the Director constituting Class Two; and Ms. Gloria T. Serobe and Mr. Gerrit Smit are currently the Directors constituting Class Three.

          None of the Directors is an "interested person" of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act").

          Under the Board's classified structure, only those Directors in a single class may be replaced in any one year. It would require two years to replace a majority of the Board of Directors, although Maryland law provides that stockholders may remove Directors under certain circumstances even if they are not then standing for reelection, and, under regulations of the Securities and Exchange Commission (the "Commission"), appropriate stockholder proposals may be included in the Fund's annual proxy statement. This classified Board structure, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, has the effect of maintaining the continuity of management.

          The Board of Directors has nominated Mr. Peter G.A. Wrighton for election as a Director in Class Two. Mr. Wrighton has consented to serve as a Director. The Board of Directors knows of no reason why Mr. Wrighton would be unable to serve, but in the event that he is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of Mr. Wrighton will be voted for a substitute nominee as the Board of Directors may recommend.

          In 1999, the Board of Directors amended the Fund's Bylaws to require, among other things, that to be eligible thereafter for nomination as a Director, an individual must either (i) have a substantial connection, of a type specified in the Bylaws, with any country which the Fund duly considers to be included within Southern Africa or with any country located in Africa in which the Board of Directors permits investment by the Fund or (ii) be, or previously have been, connected in a specified manner with the investment adviser or subadviser (or any of their affiliates). The Nominating Committee of the Board of Directors, all of the members of which are not "interested persons" of the Fund under the 1940 Act, determines whether an individual so qualifies and has determined that Mr. Wrighton satisfies the Bylaw requirements.

          Although the Fund is a Maryland corporation, all of its Directors and most of its officers are not residents of the United States and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon such Directors or officers within the United States or to enforce judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws of the United States.

          Certain information concerning the Fund's Directors, including the nominee for election as a Director, is set forth below.

                                                                                     Other
                                                                                     U.S.
                                                                                     Public
                           Year                                                      Company
                           Term                                                      Directorships
                           as a                     Principal Occupation(s),         Held by
                           Director     Years       Including                        Director
                           Will         of          Directorships Held, During       or
Name, Address and Age      Expire       Service*    Past 5 Years                     Nominee
---------------------      ------       --------    ------------                     -------
Prof. Dennis Davis,        Class        9           Judge of the High Court of       None
51  +**                    One                      South Africa; Professor of
Chairman of the Board      (2005)                   Law at the University of
University of                                       Cape Town; formerly Director
Capetown                                            of the Centre for Applied
Rondebosch 7700                                     Legal Studies University of
South Africa                                        the Witwatersrand.

Norman S. Bergel, 53       Class        1           International Consultant,        None
+                          One                      Chairman of East Fund
P.O. Box 686               (2005)                   Management, Chairman of the
Somerset West 7129                                  Romanian Investment Fund,
Western Cape                                        Director of BBV-Privanza,
South Africa                                        Deputy Chairman of Alliance
                                                    Capital Management (Pty) Ltd
                                                    and Deputy Chairman of
                                                    Alliance MBCA; formerly
                                                    Senior Vice President of
                                                    Alliance Capital
                                                    Corporation, Director of
                                                    Alliance Capital Limited,
                                                    Managing Director of
                                                    Alliance Capital Management
                                                    International and Managing
                                                    Director of White Williams
                                                    Private Equity Partners
                                                     GmbH, Director of The Spain
                                                    Fund, Inc.

Gloria T. Serobe, 43       Class        3           Chief Executive Officer of       None
+**                        Three                    Wipcapital (Pty) Ltd.;
61 Central Street          2004)                    Chairman of Metropolitan
Houghton                                            Life, Chairman of New Africa
Postnet Suite 169                                   Capital; Non-executive
Houghton 2041                                       Director of: Export Credit
South Africa                                        Insurance Corporation, New
                                                    Africa Investments Limited,
                                                    The Johannesburg Stock
                                                    Exchange, UTC Graduate
                                                    School of Business, Women
                                                    Investment Portfolio
                                                    Holdings Limited, Wipcapital
                                                    (Proprietary) Limited.
                                                    Formerly Executive Director
                                                    - Finance, Transnet Limited

Gerrit Smit, 51            Class        2           Partner in VHC Partners LLP;     None
P.O. Box 154               Three                    formerly Head of Balanced
Sanlamhof, Capetown        (2004)                   Portfolios and Investment
7532                                                Process, Sanlam Investment
South Africa                                        Management (Pty) Ltd.
                                                    ("Sanlam"); Head and CIO of
                                                    Sanlam International and
                                                    Chief Investment Strategist
                                                    for Sanlam; Executive
                                                    Director of Sanlam
                                                    International Asset
                                                    Management.

Peter G.A. Wrighton,       Class        9           Chairman of Elephant Pass         None
69 +**                     Two                      Wine Company (Pty) Ltd. and
P.O. Box 415               (2006++)                 Africa Resources Limited;
Verdun Road                                         formerly Chairman and Chief
Franschhoek 7690                                    Executive of The Premier
Republic of South                                   Group and Director of
Africa                                              Liberty Life Association of
                                                    Africa Ltd., and Advisor to
                                                    the World Economic Forum and
                                                    the United Nations
                                                    Development Program for
                                                    Africa, Director of First
                                                    National Bank, Ltd.

---------
* "Years of Service" refers to the total number of years the Director has served as a Director. As the Fund is the only registered investment company to which the Adviser provides investment advisory services, there is no Fund Complex and none of the Directors serves as a director of any other investment company advised by the Adviser.

**   Member of the Audit Committee of the Board of Directors of the Fund.

+    Member of the Nominating Committee of the Board of Directors of the Fund.

++   If re-elected at the Meeting.


          As of May 27, 2003, none of the Directors or officers of the Fund owned any shares of the Fund, except for Mr. Wrighton who owned 1,670 shares. The Fund is the only registered investment company to which the Adviser provides investment advisory services.

          During the fiscal year ended November 30, 2002, the Board of Directors met seven times, the Audit Committee met three times and the Nominating Committee met twice. Both the Audit Committee and the Nominating Committee are standing committees of the Board. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors and is responsible for determining whether all candidates for election as Directors, whether duly submitted by the Board or by a stockholder, satisfy the qualifications prescribed by the Fund's
Amended and Restated Bylaws that all candidates must meet. While the Nominating Committee determines whether a stockholder-nominated candidate as a Director satisfies the qualifications prescribed by the Fund's Amended and Restated Bylaws, the Nominating Committee does not consider for nomination candidates recommended by stockholders. The Fund does not have a Compensation Committee.

          In accordance with the listing standards of the New York Stock Exchange, the members of the Audit Committee are independent as defined in
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

          The aggregate compensation paid by the Fund to each of the Directors during its fiscal year ended November 30, 2002 is set forth below. The Fund does not provide compensation in the form of pension or retirement benefits to any of its Directors.

                                            Compensation from the Fund
              Name of Director              during its Fiscal Year*
              ----------------              -----------------------

              Norman S. Bergel              $11,000

              Prof. Dennis Davis            $12,500

              Gerrit Smit                   $11,500

              Gloria T. Serobe              $12,500

              Peter G.A. Wrighton           $12,500

* As the Fund is the only registered investment company to which the Adviser provides investment advisory services, there is no Fund Complex and none of the Directors serves as a director of, or receives compensation from, any other registered investment company advised by the Adviser.

Audit Committee Report
----------------------

          The Fund's Board of Directors has adopted a written charter for the Fund's Audit Committee. The purposes of the Fund's Audit Committee are set forth in the Fund's Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Fund's financial reporting process. As set forth in the Charter, management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements, the Fund's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Fund's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

          The Audit Committee of the Board of Directors will normally meet three times during each full fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter. In the performance of its oversight function, the Audit Committee of the Fund has considered and discussed the audited financial statements with management and Ernst & Young LLP, the Fund's independent auditor ("independent accountants" for purposes of this discussion). The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision by the Fund's independent accountants of non-audit services to the Fund, and of professional services to the Adviser and affiliates of the Adviser that provide services to the Fund, is compatible with maintaining the independent accountants'
independence.   Finally,   the  Audit   Committee  has  received  the  written
disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent accountants, their independence.

          The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of the Fund's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund's accountants are in fact "independent".

          Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund's annual report to stockholders for the most recent fiscal period.

Submitted by the Audit Committee of the Board of Directors

      Peter G.A. Wrighton
      Prof. Dennis Davis
      Gloria T. Serobe

Independent Auditors
--------------------

            The Board of Directors of the Fund at a meeting held on September 27, 2002, approved by the vote cast in person of a majority of the Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the 1940 Act, Ernst & Young LLP, independent auditors to audit the accounts of the Fund for the fiscal year ending November 30, 2003. In reliance on Rule 32a-4 under the 1940 Act, the Fund is not seeking stockholder ratification of the selection of its independent auditors.

            Ernst & Young LLP has audited the accounts of the Fund since the date of its commencement of operations, and has represented that it does not have any direct financial interest or any material indirect financial interest in the Fund. One or more representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Independent Auditors Fees
-------------------------

          The following table sets forth the aggregate fees billed by the independent auditors for the Fund's most recent fiscal year for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders; (ii) financial information systems design and implementation services provided to the Fund, Alliance Capital Management, L.P., the Fund's former investment manager ("Alliance") and entities that control, are controlled by or under common control with Alliance that provided services to the Fund; (iii) all other services provided to the Fund; and (iv) all other services provided to Alliance and entities that control, are controlled by or under common control with Alliance that provided services to the Fund. The Audit Committee of the Board of Directors has considered whether the provision of services in (ii) though (iv) is compatible with maintaining the independence of the independent auditors.


             Financial               All                     All Other Fees For
             Information Systems     Other Fees For          Services Provided
Audit        Design and              Services Provided       to Alliance and
Fees         Implementation Fees     to the Fund             its Affiliates
-------      -------------------     -----------             --------------
$45,000         $n/a                 $14,214                 $628,207


Officer Information
-------------------

          Certain information concerning the Fund's officers is set forth below. The Fund's officers do not serve for fixed terms.

                            Position(s) - (Month       Principal Occupation
Name, Address and Age       and Year First Elected     during the past 5 years
---------------------       ----------------------     -----------------------

Hendrik du Toit (41)        President                  Chief Executive Officer
c/o Investec Asset          (5/03)                     of Investec Asset
Management U.S. Limited                                Management (global
1055 Washington Blvd.,                                 business) since 1998.
3rd Floor                                              Formerly Managing
Stamford, Connecticut                                  Director and founding
06901                                                  member of Investec Asset
                                                       Management.

Mark Breedon (50)           Vice President             A Portfolio Manager of
c/o Investec Asset          (5/03)                     Investec Asset
Management U.S. Limited                                Management, South Africa
1055 Washington Blvd.,                                 since January 2003.
3rd Floor                                              Formerly a Director and
Stamford, Connecticut                                  Senior Vice President of
06901                                                  Alliance Capital Ltd.
                                                       (London) from 1990-2002.

Royce Brennan (44)          Secretary                  Project Director
c/o Investec Asset          (5/03)                     Offshore Funds for
Management U.S. Limited                                Investec Asset
1055 Washington Blvd.,                                 Management Guernsey Ltd.
3rd Floor                                              since January 2003.
Stamford, Connecticut                                  Formerly Chief Executive
06901                                                  Officer (US Operations)
                                                       of the Adviser from
                                                       2000-2003 and Managing
                                                       Director of Investec
                                                       Asset Management Asia
                                                       from 1996-2000.

Grant Cameron (38)          Controller and Chief       Managing Director of
c/o Investec Asset          Accounting Officer         Investec Asset
Management U.S. Limited     (5/03)                     Management Guernsey
1055 Washington Blvd.,                                 Limited since April
3rd Floor                                              2001.  Formerly a
Stamford, Connecticut                                  Director of Investec
06901                                                  Fund Managers SA Ltd.
                                                       from 1999 to 2001.

Thabo Khojane (30)          Vice President             Director of Investec
c/o Investec Asset          (5/03)                     Asset Management since
Management U.S. Limited                                2001.  Joined Investec
1055 Washington Blvd.,                                 Asset Management
3rd Floor                                              Business Development
Stamford, Connecticut                                  team in 1998.
06901

Kim McFarland (38)          Treasurer and Chief        Chief Financial Officer
c/o Investec Asset          Financial Officer          of Investec Asset
Management U.S. Limited     (5/03)                     Management since
1055 Washington Blvd.,                                 December 1993 and Chief
3rd Floor                                              Operating Officer
Stamford, Connecticut                                 (global business) since
06901                                                  2000.


Vote Requirement
----------------

          Adoption of Proposal One requires the affirmative vote of a plurality of the votes cast at the Meeting.

          The Board of Directors recommends that the stockholders vote FOR the election of Mr. Wrighton to serve as a Director of the Fund.

                                 PROPOSAL TWO

                  APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT

Background
----------

          At a meeting held in September 2002, Alliance recommended to the Board of Directors that the Fund be liquidated. This recommendation reflected Alliance's expectation, given the Fund's stockholder base at the time, that a stockholder proposal recently received by the Fund for termination of the Fund's investment management agreement with Alliance was likely to be approved at the Fund's 2003 annual meeting of stockholders. In such circumstances, and in light of the alternatives then available to the Fund, Alliance had concluded that liquidation would best serve the interests of the Fund and its stockholders. After extensive discussion, the disinterested Directors of the Fund concluded that they were not prepared to act on Alliance's recommendation until, among other things, representatives of the disinterested Directors could meet with certain of the Fund's major stockholders to ascertain their views with respect to the future of the Fund.

          The disinterested Directors met again in late January 2003 and considered the results of meetings of their representatives with certain of the Fund's major stockholders, various options available to the Fund and Alliance's continued strong recommendation for liquidation of the Fund. The disinterested Directors concluded that further time was needed to determine the action that they could reasonably conclude was in the best interests of the Fund. The Fund subsequently announced, among other things, that the Board of Directors was considering various options affecting the future of the Fund, including liquidation of the Fund and conversion of the Fund into an open-end exchange traded fund ("ETF").

          Representatives of the disinterested Directors continued to consult with certain major stockholders and to investigate the feasibility of conversion of the Fund into an ETF managed as an index fund. When the disinterested Directors had not reached a determination to liquidate the Fund by March 4, 2003, Alliance gave notice of termination of its investment management agreement with the Fund, effective May 3, 2003, stating as its reason the failure by the disinterested Directors to act by that time on Alliance's recommendation that liquidation was the only option that was in the best interests of the Fund and its stockholders. The Fund gave simultaneous notice to Alliance of termination of the investment management agreement, effective the same date. Each of the five Directors of the Fund affiliated with Alliance or its affiliates resigned from the Board at or prior to the meeting of the Board of Directors on March 4, 2003.

          The Directors continued to investigate and consider various options and authorized certain of the Directors to meet with potential sponsors of ETFs as well as certain of the Fund's major stockholders. A number of such meetings were held. Certain stockholders recommended, among other things, that the size of the Fund's Board be reduced, that the Board be composed solely of disinterested Directors and that the Fund's operating expenses be substantially lowered. Certain of the major stockholders also expressed a preference for the opportunity to continue to invest in South Africa through the Fund or for management of the Fund as an index fund. After extensive due diligence, the Directors became concerned about the feasibility of conversion of the Fund into an ETF managed as an index fund in light of, among other considerations, the cost and time involved in effecting such conversion, and the fact that the Fund's investment management agreement with Alliance would terminate on May 3. In such circumstances they determined also to consider proposals for investment management of the Fund in closed-end form in a manner that met various preferences that had been expressed by certain of the Fund's major stockholders. Prior to a meeting of the Board of Directors held on April 23, 2003, four of the nine Directors resigned, leaving a Board of five members, all of whom were disinterested, as compared to a Board of 14, five of whom were interested, at the end of January 2003.

Selection of the Adviser
------------------------

          In seeking a new investment manager for the Fund, the Board had to balance, among other things: the need to engage an investment manager that would provide high quality investment management services to the Fund; its goal of significantly reducing the Fund's expense ratio; and its desire to limit the Fund's discount to net asset value. The Board also considered various suggestions received from certain of the Fund's major stockholders, some of which were in direct conflict with suggestions received from other major stockholders. The Board solicited proposals from a number of potential investment managers, including investment managers that sponsor ETFs that invest in international equities, and considered proposals that were received from potential investment managers that made unsolicited proposals following the Fund's announcement that it was seeking a new investment manager to replace Alliance.

          After considering four proposals, the Board at its meeting on April 23 determined that conversion of the Fund into an ETF was not in the best interests of the Fund and approved the Adviser, an indirect wholly-owned subsidiary of a leading South African investment adviser, as the new investment manager of the Fund, with a mandate to manage the Fund in closed-end form as an "enhanced" index fund investing in South African securities. The new investment strategy and benchmark index for the Fund are discussed below under "New Investment Strategy and Benchmark Index." After satisfaction of certain conditions, the Adviser became the Fund's investment manager on May 4, 2003 for a quarterly fee at an annualized rate of .30% of the Fund's average weekly net assets. This compared to an effective quarterly fee at an annualized rate of .81% of the Fund's average weekly net assets under the investment management agreement with Alliance.

          The Board ultimately concluded that the Adviser's proposal was superior to the others that were presented to it for a variety of reasons. Among the reasons for the Board's determination that the Adviser's proposal was in the best interests of the Fund were: the Adviser's investment expertise and commitment to South Africa, including the fact that the Adviser is one of the largest third party managers in South Africa and currently manages over $5 billion in South African equities; the Adviser's proposal that the Fund pursue its investment objective as an "enhanced" index fund and its experience and expertise in managing enhanced index portfolios investing in South African stocks, including its current management of over $270 million in enhanced index portfolios, as well as the oldest index fund in South Africa, the Investec Index Fund, which received the 2003 S&P award for the best South African general equity fund over five years; the Board's review of information about the personnel that would be involved in providing services to the Fund; the Adviser's agreement to manage the Fund for a quarterly fee at an annualized rate of .30% of the Fund's average weekly assets (resulting in an immediate reduction in the Fund's expense ratio of more than 50 basis points) and to seek to further reduce the Fund's expense ratio going forward through careful management of the Fund's expenses; the Adviser's commitment to attracting new investors to the Fund, which might increase demand for the Fund's shares and improve the trading discount; the Adviser's agreement that it would not cause the Fund to execute portfolio transactions through securities broker-dealer affiliates of the Adviser; and the Adviser's familiarity with the Fund given the experience of its affiliate, Investec Asset Management (International) Limited, as a subadviser of the Fund from its inception through November 1996.

          In selecting the Adviser, the Directors took into account the fact that there can be no assurance that the Adviser's intention to attract new investors to the Fund will result in a reduction in the Fund's historical trading discount. They noted that while the Adviser indicated to them a willingness to develop other techniques to reduce the Fund's discount, implementation of all known techniques for discount reduction for a closed-end fund (e.g., periodic tender offers and significant open market repurchases) would be inconsistent with the Board's goal of maintaining a relatively low expense ratio unless the Fund were to increase in size significantly.

          An important factor affecting the determination of the Board of Directors was a potential substantial reduction in the Fund's operating expense ratio going forward, as compared to that for its fiscal year ended November 30, 2002, which was 2.70%, based on average net assets of $51 million. The Board of Directors reviewed estimates of projected operating expenses, which reflected, among other things, the reduction in investment advisory fees discussed above, the expected impact on expenses of the reduction in the size of the Board, changes to certain service providers to be effected if this Proposal is approved, and other cost reduction measures and assumed no extraordinary expenses such as those associated with stockholder activism or litigation. The projections also assumed average net assets of $51 million. Based on these estimates and assumptions, the projections showed an estimated annual expense ratio of approximately 1.50% as indicated below. It should also be noted that because of the Fund's size, which is small compared to many other investment companies, costs that generally do not vary depending on the size of the Fund, which include Board fees and expenses, printing, audit and legal fees, account for most of the Fund's expenses. Thus, if the Fund's average net assets were to decline materially (e.g., to $25 million) the estimated annual expense ratio would be significantly more than 1.50% even in the absence of extraordinary costs such as those related to stockholder activism.

                                                               Estimated
                                              Ratio            Run Rate of
                           Year ended         to average       Expenses for
                           Nov 30 2002*       net assets       Fiscal 2004**
                           ------------       ----------       -------------

   Investment              460,734            0.90%            0.30%
   adviser & Sub
   advisory fee

   Administrative          285,282            0.56%            0.32%
   and Custodian

   Directors fees          218,387            0.43%            0.25%
   and expenses

   Legal fees              172,184            0.34%            0.25%

   Printing                118,760            0.23%            0.12%

   Audit                    59,214            0.12%            0.12%

   Registration             23,750            0.05%            0.05%

   Transfer Agency          18,334            0.04%            0.04%

   Miscellaneous            23,617            0.05%            0.05%

   Total expenses       $1,380,262            2.70%            1.50%


* This information is from the Fund's statement of operations for the fiscal year ended November 30, 2002

** The numbers in this column are based on good faith estimates of the Adviser based on the assumptions in the preceding paragraph

          It should also be noted that the Fund's actual expense ratio for fiscal 2002 reflected extraordinary costs associated with stockholder activism, and that its expense ratio for fiscal 2003 will also be materially affected by such costs and costs associated with the change in investment managers.

          The Management Agreement (defined below under "Management Agreement") will terminate on October 1, 2003 unless it is approved by stockholders. If the Management Agreement is not approved by the Fund's stockholders, the Board of Directors will promptly call a meeting of stockholders to seek approval for liquidation of the Fund.

New Investment Strategy and Benchmark Index
-------------------------------------------

          At the time it approved the Management Agreement with the Adviser, the Board also approved a new investment strategy for the Fund. The strategy is for the Fund to pursue its investment objective as an "enhanced" index fund. The benchmark being used is the recently developed FTSE/JSE Capped Top 40 Index (the "Capped Index"). Since its inception the Fund has used the FTSE/JSE All-Share Index (the "All Share Index") as the benchmark against which it measures its performance. That index is a free float capitalization weighted index covering 99% by market capitalization of the Johannesburg Stock Exchange. The Capped Index is similar to the All Share Index as regards its data and treatment of corporate actions. However, only the forty largest constituents of the All Share Index (by free float capitalization) are included in the Capped Index, and all of the components of the Capped Index whose weightings would otherwise be greater than 10% are capped at 10%, with the capping being done quarterly and the weighting of the component securities therefore varying intra-quarter. As a result of the quarterly capping, the Capped Index has a significantly lower weighting in several stocks than the All Share Index and significantly higher weightings of certain stocks in the All Share Index. Although the official launch of the Capped Index is July 1, 2003, information about it has been available for several months. As of May 27, 2003 the Capped Index had weightings of 9.57%, 9.33%, 7.46%, 7.05% and 6.21% for Anglo American, BHP Billiton, Compagnie Financiere Richemont AG, Sasol and SABMiller, respectively, while the All Share Index had weightings of 15.59%, 8.88%, 5.74%, 5.42% and 4.78% for each of such companies, respectively. The largest industry sector weightings in the Capped Index at May 27, 2003 were Mining, Banks and Household Goods and Textiles at 37.26%, 12.28% and 7.98%, respectively. See also, Exhibit B for the composition and weightings of the stocks in the Capped Index as of May 27, 2003. The Board and the Adviser believe the Capped Index is a superior benchmark for the Fund given its new "enhanced" index investment strategy because the Capped Index consists of a much smaller number of stocks than the All Share Index (40 compared to 162) which reduces the number of stocks the Fund must hold to track its benchmark index. In addition, the stocks comprising the Capped Index tend to be more liquid issues than the other stocks included in the All Share Index. Absent relief from the Commission or Commission staff, securities of the Adviser's parent (which had a 0.39% weighting in the Capped Index at May 27, 2003) will not be purchased by the Fund.

          The Fund's ability to pursue the "enhanced" index strategy, described above, is dependent on stockholder approval of Proposal Three. See Proposal Three regarding a proposed change to the Fund's concentration policy to permit it to concentrate in industries to the extent its benchmark index is so concentrated. In the event that Proposal Three is not approved by stockholders, the Board of Directors will consider other actions that may be taken, including such proposals as may be recommended by the Adviser.

          The "enhanced" index strategy approved by the Board involves investment by the Fund solely in stocks included in the Capped Index. The Adviser will selectively overweight certain stocks that it believes will outperform the Capped Index, and selectively underweight stocks that it believes will underperform the Capped Index, and will target outperformance of the Capped Index over time (before expenses and measured over a rolling three year period) of 1.5% per annum, with a targeted maximum tracking error of 3.0% over time. The Fund also plans to lend its portfolio securities in an effort to realize income to help offset its expenses. There can be no assurance that the investment strategy will be successful, as its success will depend on the success of the Adviser in selecting which stocks will outperform and underperform the Capped Index. In addition, the Fund has historically had a relatively high expense ratio, and expenses may make it difficult for the Fund to match or outperform the Capped Index. While the Capped Index currently has a relatively high dividend yield (3.9% per annum as of May 27, 2003) which should produce income to pay a portion of the Fund's expenses, there can be no assurance that this will continue to be the case. It should be recognized that the Fund may underperform the Capped Index, possibly significantly. In addition, the Fund held illiquid securities valued at 1.6% of its net assets at May 27, 2003. There can be no assurances regarding when the Fund will be able to dispose of such securities and commit the proceeds to the new strategy, which may adversely affect performance compared to the Capped Index. The Fund's "enhanced" index strategy is not a fundamental policy and may be changed by the Board at any time without a vote of stockholders.

The Adviser
-----------

          The Adviser, Investec Asset Management U.S. Limited, founded in 1985, is a subsidiary of Investec Asset Management Ltd., a multi-specialist investment management company. With offices in Southern Africa, the UK region, the United States and Hong Kong, and employing over 750 people worldwide, including over 75 investment professionals, the Adviser and its affiliates operate a global business. The Fund is currently the only advisory client of the Adviser. As of December 2002 affiliates of the Adviser managed in excess of $27 billion on behalf of individuals, retirement funds, insurers, governments, universities, corporations and other institutions. The name, address and principal occupation of the principal executive officers of the Adviser are listed below:

           Name               Address                         Principal
           ----               -------                         ---------

           Hendrik du Toit    1055 Washington Blvd.           Chief Executive
                              3rd Floor                       Officer
                              Stamford, Connecticut 06901

           Kim McFarland      1055 Washington Blvd.           Chief Operating
                              3rd Floor                       Officer
                              Stamford, Connecticut 06901

           Royce Brennan      1055 Washington Blvd.           Director
                              3rd Floor
                              Stamford, Connecticut 06901

          The Adviser is a subsidiary of Investec Asset Management Limited, which is in turn a subsidiary of Investec 1 Limited. Investec 1 Limited is a subsidiary of Investec Holdings (UK) Limited, which is in turn a subsidiary of Investec Finance SA. Investec Finance SA is a subsidiary of Investec SA, which is in turn a subsidiary of Investec Holding Company Limited. Investec Holding Company Limited is a subsidiary of Investec plc, the holding company of an international specialist banking group. All of the above noted subsidiaries are wholly-owned direct or indirect subsidiaries of Investec plc. Investec plc has a primary listing on the London Stock Exchange and a secondary listing on the Johannesburg Stock Exchange.

          The address of Investec Asset Management Limited, Investec 1 Limited, Investec Holdings (UK) Limited, Investec Holding Company Limited and Investec plc is 2 Gresham Street, London EC2V 7QP, United Kingdom. The address of Investec Finance SA is 291 Route de Arlon, L1150, Luxembourg. The address of Investec SA is 235 Rue Glesener L1631, Luxembourg.

          Other than as disclosed above, the Adviser is unaware of any other persons who beneficially owns 10% or more of the Adviser's ordinary issued share capital

          The Adviser is not aware of any adverse financial conditions that are likely to impact its ability to manage the Fund.

Management Agreement
--------------------

          Under the investment management agreement with the Adviser (the "Management Agreement") (attached hereto as Exhibit A), the Adviser currently provides investment advisory services and order placement facilities for the Fund and pays all compensation of officers of the Fund who are affiliated persons of the Adviser. The Adviser or its affiliates also furnish the Fund, without charge, with management supervision and assistance and office facilities and provide persons satisfactory to the Board of Directors to serve as the officers of the Fund. No personnel affiliated with the Adviser sit on the Board of Directors. For the Adviser's services under the Management Agreement the Fund pays the Adviser a quarterly fee at an annualized rate of 0.30% of the Fund's average weekly net assets. This compensation structure is different than the structure under the previous investment management agreement with Alliance. Under that agreement the Fund paid Alliance a quarterly fee at an annualized rate of either (i) 0.81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets were invested in securities of Republic of South Africa issuers (within the meaning of the Fund's prospectuses dated February 25, 1994("South African issuers")) or (ii) the sum of (a) 0.80% of the Fund's average weekly net assets and (b) 0.10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets were invested in securities of South African issuers. Except for the differences in the fee rate and the references to the Adviser rather than Alliance, there are no material differences between the Management Agreement and the previous investment management agreement with Alliance.

          The following table sets forth the aggregate amount paid by the Fund to Alliance under the previous investment management agreement during the 2002 fiscal year, the amount that the Fund would have paid had the Management Agreement been in effect and the percentage reduction in the fee paid during the 2002 fiscal year that would have been achieved had the Management Agreement been in effect.

                                Amount that would
          Aggregate amount      have been paid
          paid to Alliance      during the 2002
          during the            fiscal year under the       Percent Fee
          2002 fiscal year      Management Agreement        Reduction
          ----------------      --------------------        ---------
             $398,748              $147,684                   -63%

          The Management Agreement is terminable without penalty by a vote of a 1940 Act Majority, as defined below, or by a vote of a majority of the Directors on 60 days' written notice or by the Adviser on 60 days' written notice, and automatically terminates in the event of its assignment. The Management Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or of reckless disregard of its obligations thereunder, the Adviser will not be liable for any action or failure to act in accordance with its duties thereunder.

          The Management Agreement has been in effect since May 4, 2003 and by its terms is to continue in effect until (i) the second anniversary of the date on which the Agreement is approved by a vote of a 1940 Act Majority (as defined below); or (ii) October 1, 2003 if the Management Agreement is not so approved on or before that date. If the Management Agreement is approved in accordance with (i) above, it shall continue in effect thereafter only so long as such continuance is specifically approved (following its initial two-year term) at least annually by a vote of a 1940 Act Majority or by the Board of Directors, and in either case, by a majority of the Directors who are not parties to the Management Agreement or "interested persons" of any such party as defined by the 1940 Act.

          During the most recently completed fiscal year, the Fund did not pay commissions to any broker with which it is affiliated.

Vote Requirement
----------------

          Adoption of Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund, which, as defined by the 1940 Act, means the vote of (i) 67% or more of the shares present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund, whichever is less ("1940 Act Majority").

          The Board of Directors has determined that if Proposal Two is not approved by stockholders, liquidation is in the best interests of the Fund, and it will promptly convene a meeting of stockholders to approve such liquidation in such event.

The Board of Directors recommends that the stockholders vote FOR the approval of the Investment Management Agreement with Investec Asset Management U.S. Limited.

                                PROPOSAL THREE

              APPROVAL OF CHANGE TO INDUSTRY CONCENTRATION POLICY

          Under the 1940 Act, an investment company's policy regarding concentration of investments in the securities of companies in any particular industry or group of industries must be fundamental. The Commission staff takes the position that an investment company "concentrates" its investments if it invests more than 25% of its "net" assets (exclusive of certain items such as cash, U.S. government securities, securities of other investment companies, and tax exempt securities) in any particular industry or group of industries. An investment company is not permitted to concentrate its investments in any particular industry or group of industries unless it discloses its intention to do so.

          The current industry concentration policy of the Fund is that the Fund will not:

                    "Invest 25% or more of its total assets (valued at the time of investment) in securities of issuers conducting their principal business activities in the same industry, except that this restriction does not apply to securities issued and guaranteed by the U.S. Government, its agencies or instrumentalities."

          In light of the new investment strategy of the Fund discussed in Proposal Two above, and the fact that the Capped Index, which is the Fund's new benchmark, is currently concentrated in the mining sector (with a 37.26% weighting as of May 27, 2003) and over time may be concentrated in other industries, the Board of Directors has approved, and recommends to stockholders for their approval, a new concentration policy as follows:

                    "The Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the Fund will concentrate to approximately the same extent as its benchmark index concentrates in the stocks of a particular industry or group of industries, subject to compliance with the diversification requirements applicable to regulated investment companies of the Internal Revenue Code, any underlying Treasury regulations or any successor provision."

          The proposed change would require the Fund to invest more than 25% of its assets in a single industry to the extent its benchmark index is so concentrated, to the extent practicable, and subject to its general need (in order to qualify as a regulated investment company as defined in Subchapter M of the Internal Revenue Code (the "Code")) to comply with the diversification requirements of the Code. The Adviser recommended this change to the Board since having an absolute cap on the percentage that may be invested in a single industry would preclude the Fund from tracking its benchmark index as contemplated by its new investment strategy whenever (as is the case currently) the benchmark index is concentrated. The Board believes that the proposed change is in the best interests of the Fund.

          The proposed concentration policy may subject the Fund's portfolio to greater risks than under its current policy. Specifically, the Fund may experience greater volatility than a fund with a more diversified portfolio. Concentrating in a specific industry may subject the Fund to the risks of that particular industry, which may include, but not be limited to, sensitivity to overall market swings, rapid obsolescence of technology and sensitivity to regulatory changes.

Vote Requirement
----------------

          The adoption of Proposal Three requires the affirmative vote of the holders of a 1940 Act Majority. In the event that Proposal Three does not receive the affirmative vote of a 1940 Act Majority, the Board of Directors will consider other actions that may be taken, including such proposals as may be recommended by the Adviser.

The Board of Directors recommends that the stockholders vote FOR the approval of the change in the Fund's industry concentration policy.

                       INFORMATION CONCERNING THE FUND'S
                     INVESTMENT ADVISER AND ADMINISTRATOR

          The Fund's investment adviser is Investec Asset Management U.S. Limited, with principal offices at1055 Washington Boulevard, Third Floor, Stamford, Connecticut 06901. The Fund's administrator is Princeton
Administrators L.P., with principal offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 30(h) of the 1940 Act and the rules under Section 16 of the Securities Exchange Act of 1934 require that the Directors and officers of the Fund and the Directors of the Adviser, among others, file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. For the fiscal year ended November 30, 2002, all such reports were timely filed.

                                 OTHER MATTERS

          Management of the Fund does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. Therefore, the only other matters that may properly come before the Meeting in accordance with the Bylaws are those presented by or at the direction of the Board of Directors. If any such matter were properly to come before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons holding the proxies.

          According to information filed with the Commission, as of May 27, 2003, the following persons were the beneficial owners of more than 5% of the Fund's common stock:

                                          Amount of         Percent of Common
Name and Address of                       Beneficial        Stock Based on
Beneficial Owner                          Ownership         Shares Outstanding
----------------                          ---------         ------------------

City of London Investment Group PLC       422,323 shares      9.70%
   10 Eastcheap
   London EC3M ILX
   England

   Deutsche Bank AG Taunusanlage 12       414,905 shares      9.57%
   D-60325 Frankfurt am Main Federal
   Republic of Germany

   State Teachers Retirement Board o  f   374,717 shares      8.21%
   Ohio
   275 East Broad Street
   Columbus, Ohio  43215

   Carousel Fund Limited                  349,600 shares      8.06%
   Walker House
   P.O. Box 265 GT
   Mary Street
   George Town, Grand Cayman
   Cayman Islands

   Phillip Goldstein                      294,500 shares      6.79%
   60 Heritage Drive
   Pleasantville, New York 10570

   President and Fellows of Harvard       288,647 shares      6.70%
   College,
   c/o Harvard Management Company
   Inc.,
   600 Atlantic Avenue, Boston MA
   02210


                      STOCKHOLDER PROPOSALS FOR THE NEXT
                        ANNUAL MEETING OF STOCKHOLDERS

          Proposals of stockholders for inclusion in the Fund's proxy statement and form of proxy relating to the Annual Meeting of Stockholders of the Fund for 2004 (the "2004 Annual Meeting") must be received by the Fund by [ ], 2004. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporate Law and must be submitted in accordance with the Fund's Amended and Restated Bylaws. If not received by the Fund by [ ], 2003 and includable in the Fund's proxy statement and form of proxy relating to the 2004 Annual Meeting, for a stockholder proposal to be presented at that meeting, in accordance with the Fund's Amended and Restated Bylaws, the proposal must be delivered by a stockholder of record to the Secretary of the Fund after [ ], 2003 and before the close of business on [ ], 2003.

          The persons named as proxies for the 2004 Annual Meeting will, with respect to proxies in effect at that meeting, have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter within the period specified in the advance notice provision in the Fund's Amended and Restated Bylaws, described above. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Commission.

                            REPORTS TO STOCKHOLDERS

          The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Investec Asset Management U.S. Limited at (800) 915-6565 or contact [ ] at Investec Asset Management U.S. Limited, 1055 Washington Boulevard, Third Floor, Stamford, Connecticut 06901.

                                               By Order of the Board of
                                               Directors,


                                               Royce Brennan
                                               Secretary
June [  ], 2003
Stamford, Connecticut

                                   EXHIBIT A


                        INVESTMENT MANAGEMENT AGREEMENT


                                  WITNESSETH:

          AGREEMENT made as of the fourth day of May, 2003, by and between The Southern Africa Fund, Inc. (the "Fund"), a corporation organized under laws of the State of Maryland, and Investec Asset Management U.S. Limited ("Investec"), a corporation organized under the laws of England and Wales.

          WHEREAS, the Fund has entered into an Investment Management Agreement, dated February 25, 1994 (as amended April 30, 1998) (the "Current Investment Management Agreement"), with Alliance Capital Management L.P.
("Alliance Capital"), a Delaware limited partnership, pursuant to which the Fund has engaged Alliance Capital to manage the investment and reinvestment of its assets;

          WHEREAS, the Current Investment Management Agreement will terminate as of 12:00 midnight on May 3, 2003;

          WHEREAS, the Board of Directors has approved, and has recommended to the Fund's stockholders for their approval, this Investment Management Agreement;

          WHEREAS, in accordance with Rule 15a-4 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Fund wishes to retain Investec to provide the investment management services described below following the termination of the Current Investment Management Agreement but prior to obtaining requisite stockholder approval of the Investment Management Agreement; and

          WHEREAS Investec is willing to perform such services following the termination of the Current Investment Management Agreement on the terms and conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

          1. The Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act. The Fund is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in our respective governing documents, the registration statement filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act, and any representations made in the Fund's prospectus, all in such manner and to such extent as the Fund may from time to time duly authorize. The Fund has provided to Investec a copy of its governing documents and the other documents referred to above and will from time to time furnish Investec with any amendments thereof.

          2. (a) The Fund hereby employs Investec to manage the investment and reinvestment of its assets (the "portfolio assets") and, without limiting the generality of the foregoing, to provide management and other services specified below.


               (b) Investec will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, Investec is hereby authorized, as the Fund's agent and attorney-in-fact, for its account and at its risk and in its name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets Investec is authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions

               (c) Investec will report to the Fund's Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep the Fund in touch with important developments affecting the portfolio assets and on Investec's own initiative will furnish the Fund from time to time with such information as Investec may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Fund's portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. Investec will also furnish the Fund with such statistical and analytical information with respect to the portfolio assets as Investec may believe appropriate or as the Fund reasonably may request. In making such purchases and sales of portfolio assets, Investec will bear in mind the policies set from time to time by the Fund's Board of Directors as well as the limitations imposed by the Fund's Charter and in the Fund's Registration Statement under the Investment Company Act and the Securities Act of 1933, the limitations in the Investment Company Act and of the Internal Revenue Code of 1986 in respect of regulated investment companies.

               (d) It is understood that Investec will from time to time employ or associate with Investec such persons as Investec believes to be particularly fitted to assist Investec in the execution of its duties hereunder, the cost of performance of such duties to be borne and paid by Investec. No obligation may be incurred on the Fund's behalf in any such respect. At the Fund's request Investec will provide the Fund persons satisfactory to the Fund's Board of Directors to serve as the Fund's officers. Such personnel may be employees of Investec or Investec's affiliates. Nothing contained herein shall be construed to restrict the Fund's right to hire its own employees or to contract for services to be performed by third parties. Furthermore, Investec or Investec's affiliates (other than the Fund) shall furnish the Fund without charge with such management supervision and assistance and such office facilities as Investec may believe appropriate or as the Fund may reasonably request subject to the requirements of any regulatory authority to which Investec may be subject.

          3. The Fund hereby confirms that, subject to the foregoing, the Fund shall be responsible and hereby assumes the obligation for payment of all the Fund's other expenses, including: (a) payment of the fee payable to Investec under paragraph 5 hereof; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on the Fund; (d) interest charges on borrowings; (e) fees and expenses of registering the Fund's shares under the appropriate federal securities laws and of qualifying the Fund's shares under applicable state securities laws; (f) fees and expenses of listing and maintaining the listing of the Fund's shares on any national securities exchange; (g) expenses of printing and distributing reports to shareholders; (h) costs of proxy solicitation; (i) fees, charges and expenses of the Fund's administrator, custodians, subcustodians, nominees and registrar, transfer and dividend disbursing agents; (j) compensation of the Fund's officers, directors and employees who do not devote any part of their time to Investec's affairs, the affairs of Investec's affiliates, other than the Fund; (k) legal and auditing expenses; (l) the cost of stock certificates representing shares of the Fund's common stock; and (m) costs of stationery and supplies.

          4. The Fund shall expect of Investec, and Investec will give the Fund the benefit of, its best judgment and efforts in rendering these services to the Fund, and the Fund agrees as an inducement to Investec's undertaking these services that Investec shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, Investec against any liability to the Fund or to the Fund's security holders to which Investec would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of Investec`s duties hereunder, or by reason of Investec`s reckless disregard of its obligations and duties hereunder.

          5. In consideration of the foregoing Investec shall receive a quarterly fee at an annualized rate of 0.30% of the Fund's average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the Fund's average net assets for each weekly period (ending on Friday) ending during the quarter. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for the Fund, then the calculation will be based on the Fund's net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar quarter for services performed hereunder during such quarter. If this Agreement or an amendment thereto with respect to the calculation of the fee payable to Investec hereunder becomes effective after the beginning of a quarter, or this Agreement terminates prior to the end of a quarter, the fee for the quarter at the proper rate in effect for any relevant portions thereof shall be prorated according to the proportion which such portions of the quarter bear to the full quarter.

          6. This Agreement shall become effective on May 4, 2003 and shall remain in effect until:

          (i) the second anniversary of the date on which this Agreement is approved by the vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the Investment Company
     Act);or

          (ii) October 1, 2003, if this Agreement is not approved by the Fund's stockholders on or before that date. If this Agreement is approved in accordance with (i) above, this Agreement shall continue in effect thereafter only so long as its continuance is specifically approved at least annually by the Fund's Board of Directors or by a vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund, and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Fund's Board of Directors who are not interested persons, as defined in the Investment Company Act, of any party to this Agreement (other than as Directors of the Fund). If following the initial two-year term of this Agreement, the continuation of this Agreement is not approved Investec may continue to render the services described herein in the manner and to the extent permitted by the Investment
     Company Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede the Current Investment Management Agreement and all previous agreements between the Fund and Investec covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Fund's outstanding voting securities (as so defined), or by a vote of a majority of the Fund's entire Board of Directors on sixty days' written notice to Investec, or by Investec on sixty days' written notice to the Fund. All notices shall be deemed to have been duly given if delivered personally or if mailed by registered mail, postage prepaid, to the following respective addresses until a different address is specified in writing by a party to the other party:

            To the Fund:

            The Southern Africa Fund, Inc.
            c/o Investec Asset Management U.S. Limited
            1055 Washington Boulevard
            Third Floor
            Stamford, Connecticut 06901


            With a copy to Prof. Dennis Davis, Chairman of the Board of Directors of the Fund:
            Prof. Dennis Davis

            Department of Commercial Law
            Faculty of Law
            University of Cape Town
            Private Bag
            Rondebosch 7700, South Africa


            To Investec:

            Investec Asset Management U.S. Limited
            1055 Washington Boulevard
            Third Floor
            Stamford, Connecticut 06901


          7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by Investec and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by Investec. The term "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          8. Investec is, and at all times during the term of this Agreement shall be, duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and not prohibited by the Advisers Act or the Investment Company Act or the rules and regulations under the Advisers Act or the Investment Company Act, from acting for the Fund as contemplated by the Fund's prospectus and this Agreement.

          9. Except to the extent necessary to perform Investec's obligations hereunder, nothing herein shall be deemed to limit or restrict Investec's right, or the right of any of Investec's officers, directors or employees, who may also be a director, officer or employee of the Fund, or persons otherwise affiliated with the Fund (within the meaning of the Investment Company Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm individual or association.

          10. Investec may from time to time make available without charge to us for use by the Fund such marks or symbols owned by Investec as Investec may consider appropriate. Any such marks or symbols so made available will remain the property of Investec and Investec shall have the right, upon notice in writing, to require the Fund to cease the use of such mark or symbol at any time.

          11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act.

          IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                                    THE SOUTHERN AFRICA FUND, INC.


                                    By /s/ Dennis Davis
                                    -------------------
                                     Name: Dennis Davis
                                     Title: Chairman


INVESTEC ASSET MANAGEMENT U.S. LIMITED


   By /s/ Royce N. Brennan
   -----------------------
   Name: Royce N. Brennan
   Title: Managing Director


                                                        EXHIBIT B
       FTSE/JSE Capped Top 40 Index
       27th May 2003

       Sum of % Weighting within Index                     Sum of % Weighting within Index

       Company Name                            Total       FTSE Industrial Sector                    Total
       ------------                                        ----------------------
       Anglo American                          9.57%       Mining                                    37.26%
       BHP Billiton                            9.33%       Banks                                     12.28%
       Compagnie Financiere Richemont AG       7.46%       Household Goods & Textiles                 7.98%
       Sasol                                   7.05%       Life Assurance                             7.33%
       SABMiller                               6.21%       Oil & Gas                                  7.05%
       Gold Fields                             5.03%       Beverages                                  6.48%
       Standard Bank Group                     4.69%       Investment Companies                       4.23%
       Old Mutual                              4.60%       Real Estate                                3.00%
       Impala Platinum Hlds                    3.58%       Telecommunication Services                 2.93%
       Firstrand Limited                       3.35%       Forestry & Paper                           2.57%
       Remgro                                  3.33%       Diversified Industrials                    2.55%
       Anglogold                               3.10%       Support Services                           2.30%
       Liberty International                   3.00%       Food Producers & Processors                1.26%
       Anglo American Platinum Corp.           2.64%       Speciality & Other Finance                 1.16%
       Sappi                                   2.57%       Media & Photography                        0.85%
       Harmony                                 2.26%       Steel & Other Metals                       0.38%
       Sanlam                                  1.98%       Food & Drug Retailers                      0.38%
       Absa Group                              1.82%       Grand Total                              100.00%
       Bidvest Group                           1.44%
       Nedcor                                  1.36%
       Barloworld                              1.33%
       MTN Group                               1.32%
       Tiger Brands                            1.26%
       Imperial Holdings                       1.23%
       RMB Holdings                            1.06%
       Johnnic Holding Limited                 0.99%
       Venfin                                  0.90%
       Nampak                                  0.86%
       Naspers                                 0.85%
       Kumba                                   0.77%
       Investec PLC                            0.77%
       Liberty Group                           0.75%
       Telkom                                  0.62%
       Steinhoff International Holdings        0.52%
       Durban Roodepoort Deep                  0.45%
       Investec Ltd                            0.39%
       ISCOR                                   0.38%
       Pick N Pay Stores                       0.38%
       African Rainbow Minerals Gold           0.34%
       Amalgamated Beverage Industries         0.27%
       Avgold                                  0.19%
       Grand Total                           100.00%

                               Table of Contents


                                                                          Page

INTRODUCTION.................................................................1

ELECTION OF DIRECTOR.........................................................2

APPROVAL OF THE  INVESTMENT MANAGEMENT AGREEMENT.............................9

APPROVAL OF CHANGE TO INDUSTRY CONCENTRATION POLICY.........................15

INFORMATION CONCERNING THE FUND'S INVESTMENT ADVISER AND ADMINISTRATOR......17

OTHER MATTERS...............................................................17

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS...........18

REPORTS TO STOCKHOLDERS.....................................................19

INVESTMENT MANAGEMENT AGREEMENT......................................EXHIBIT A

FTSE/JSE CAPPED TOP 40 INDEX AS OF MAY 27, 2003......................EXHIBIT B


                        The Southern Africa Fund, Inc.


------------------------------------------------------------------------------

                               INVESTEC
                               Asset Management

------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT
June [  ], 2003

PROXY              THE SOUTHERN AFRICA FUND, INC.                       PROXY


                PROXY IN CONNECTION WITH THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON July [ ], 2003

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND.


      The undersigned stockholder of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints [ ] as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Fund (the "Annual Meeting") to be held at [ ], and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at such Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, revokes any proxy heretofore given with respect to such Annual Meeting and hereby instructs said proxies to vote said shares as indicated on the reverse side hereof.

      The Board of Directors knows of no reason why the nominee for the Board of Directors would be unable to serve, but in the event such nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Directors may recommend.

      IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR, "FOR" THE APPROVAL OF THE INVESTMENT MANAGEMENT AGREEMENT, "FOR" THE APPROVAL OF THE CHANGE TO THE FUND'S INDUSTRY CONCENTRATION POLICY AND IN THE DISCRETION OF THE PROXY HOLDERS(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign this proxy exactly as your name(s) appear(s) on the records of the Fund. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE.

                        THE SOUTHERN AFRICA FUND, INC.

CONTROL NUMBER:

                                     Please mark votes as in this example: /x/


                                                      Withhold
                                      For the         as to The
1.    Election of Director            Nominee         Nominee

      Class Two Director             /     /          /     /
      (Term expires 2006):

          Mr. Peter G.A. Wrighton


2.    To approve the Investment        For             Against        Abstain
      Management Agreement with
      Investec Asset Management
      U.S. Limited                   /     /          /     /         /     /

3.    To approve a change to the    /     /          /     /         /     /
      Fund's fundamental
      investment policy with
      respect to industry
      concentration

Your Board of Directors urges you to vote "For" the election of Mr. Wrighton as a Director of the Fund, "For" the approval of the Investment Management Agreement and "For" the approval of the change to the Fund's industry concentration policy.

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder(s).

           Please be sure to sign, date, and return this Proxy card promptly. You may use the enclosed envelope.

Dated:

_________________, 2003

                                                ------------------------
                                                Signature


                                                ------------------------
                                                Signature, if held jointly
00250.0160 #399872v3